                                                                   Exhibit 99.2



                        [LETTERHEAD OF NEUBERGER BERMAN]

NEUBERGER BERMAN INC.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000



PRESS RELEASE

Contact: Robert Matza
Executive Vice President and Chief Administrative Officer
(212) 476-9808

FOR IMMEDIATE  RELEASE


                        NEUBERGER BERMAN'S THIRD QUARTER
                       EARNINGS PER SHARE UP 9.2% TO $0.71

                        NET INCOME $35.3 MILLION, UP 8.5%

    MUTUAL FUND AND INSTITUTIONAL SEGMENT RECORDS POSITIVE CASH FLOW OF $224
                        MILLION, REVERSING TWO-YEAR TREND

New York, NY, October 19, 2000...Neuberger Berman (NYSE: NEU) today reported an 8.5% increase in net income to $35.3 million, or $0.71 per share (diluted) and $0.72 per share (basic), for the third quarter ended September 30, 2000. Pro forma net income from operations in the prior year quarter was $32.5 million, or $0.65 per share. All pro forma results for 1999 assume that the Company's initial public offering, completed on October 13, 1999, as well as reorganization and other related transactions, had occurred at the beginning of that year.

Net revenues after interest expense in the third quarter were $151.7 million, up 6.7% from pro forma net revenues after interest expense of $142.2 million in the 1999 period. Assets under management reached $56.5 billion at quarter-end, a 9.8% increase from the prior year and a 3.8% rise from $54.4 billion at June 30, 2000.

The Company's common stock repurchase program continued in the quarter with the purchase of 107,224 shares in negotiated transactions for approximately $5 million. Since the inception of the $50 million program, 1,101,704 shares have been repurchased for approximately $34 million.



NINE MONTH RESULTS

For the first nine months of the year 2000, net operating income was $104.5 million, or $2.11 per share (diluted) and $2.12 per share (basic). This excludes a financial statement tax benefit of $9.8 million, or $0.20 per share, in the first six months of the year related to the change in the Company's stock price in connection with the Employee Defined Contribution Stock Incentive Plan. In the comparable 1999 nine-month period, pro forma net income from operations was $100.0 million, or $2.00 per share. Net revenues after interest expense were $458.9 million in the 2000 period, up 6.1% from pro forma net revenues after interest expense of $432.6 million a year ago.



REWARDING FIRST YEAR

Jeffrey B. Lane, Neuberger Berman's President and Chief Executive Officer, said, "We are extremely pleased with the progress we've made toward achieving the ambitious goals we set at the time of our public offering only one year ago. The Company is in the strongest financial position ever, cash flows have turned positive in the Mutual Fund and Institutional segment, we are more diversified in products and investment styles than ever before, and our investment performance is measurably improved, despite extreme volatility in the securities markets. Most important, we have preserved, and even improved upon, the reputation for excellence, integrity and client service Neuberger Berman has enjoyed, and deserved, for over 60 years.


"This quarter's results are particularly gratifying, as it witnessed the reversal of the negative cash flows recorded for the past two years by the Mutual Fund and Institutional segment. The return to positive net cash flows of $224 million demonstrates that the actions we've taken thus far to achieve the diversification and performance our clients require were on target. That we were able to achieve such improvement in an extremely erratic and often unpredictable marketplace is even more satisfying, and reinforces our conviction that virtually all investors - large and small, individuals and institutions - can benefit from professional advice and guidance. We expect that our record, despite the market volatility, can help attract both new clients and the high caliber investment professionals we seek to continue our success and profitability.


"Another highlight of the quarter," said Mr. Lane, "was the successful introduction of our employee Wealth Accumulation Plan. This voluntary program allows employees to defer a portion of their compensation and invest, at a discount, in the Company's common stock. The plan further demonstrates our belief in the benefits of employee ownership as a means of reinforcing the concept of partnership, retaining key personnel, and aligning employees' interests with those of the stockholders. The plan was very well-subscribed to by the eligible employees, which I believe is an indication of their confidence, and mine, in our Company's future."

                            PRIVATE ASSET MANAGEMENT

            NET REVENUES:  $68.7 MILLION VS. $65.3 MILLION*, UP 5.3%

            PRETAX INCOME:  $32.8 MILLION VS. $31.6 MILLION*, UP 3.8%

At quarter-end, assets under management in this segment were $22.3 billion, an increase of 13.6% from $19.6 billion the prior year, and up slightly from $21.8 billion at the end of the previous quarter. Portfolio performance in the period continued to be strong, despite the volatility of the securities markets, while the national sales force added $157 million of new assets in what is a seasonally slow period. This brings the year-to-date total of new assets generated by these Client Consultants to just under $600 million, in line with the full year 1999.


The Company remains very positive about its efforts to expand the sales force, which increased to 33 in number this quarter, and attract investment teams with existing client relationships. The Company is optimistic that it will achieve its lift-out and sales goals for 2000.

* Pro forma

                          MUTUAL FUND AND INSTITUTIONAL

            NET REVENUES:  $59.4 MILLION VS. $59.6 MILLION*, DOWN 0.2%

            PRETAX INCOME:  $22.2 MILLION VS. $22.5 MILLION*, DOWN 1.7%


Assets under management in this segment reached $34.2 billion at quarter-end, an increase of 7.4% from $31.8 billion last year and up 4.9% from $32.6 billion at the end of the previous quarter. Net revenues and pretax income were also up 8.9% and 20.0%, respectively, from the previous quarter. Most significantly, cash flow for the segment was positive by $224 million, reversing a two-year negative trend, and representing a substantial improvement from net cash outflows of almost $1 billion in last year's quarter and $209 million in the previous quarter. Year-to-date, net cash outflows stand at $1.2 billion, significantly better than the $5.5 billion recorded in the first nine months of 1999.


The marked improvement in this segment is attributable to the advancements made toward the Company's stated goal of diversifying its product line and improving investment performance. The success of that effort is evidenced in particular by the positive net cash flows in mutual funds of $270 million and $98 million in this quarter and in the previous quarter of this year, respectively. In addition, over 70% of equity mutual fund assets have outperformed their benchmarks thus far this year.


The Company's efforts to diversify its mutual fund product line continued with this week's announcement of the agreement to acquire Fasciano Company, Inc., an investment advisor to the Fasciano Fund, a small capitalization blend fund with approximately $240 million in assets.


* Pro forma

                        PROFESSIONAL SECURITIES SERVICES

            NET REVENUES:  $23.5 MILLION VS. $17.3 MILLION*, UP 35.4%

            PRETAX INCOME:  $7.0 MILLION VS. $3.2 MILLION*, UP 121 .0%

The significantly improved performance in this segment, as compared to the same quarter last year, is primarily attributable to greater activity in the Professional Investor Clearing Services sector among both long-standing and new clients. In comparison with the segment's results in the previous quarter, revenues from principal transactions were not as robust because of unfavorable market conditions. More importantly, Professional Investor Clearing Services, which represents a more stable and recurring source of revenues, continued to grow.


* Pro forma

                                      * * *

Neuberger Berman is an investment advisory company that has provided clients with a broad range of investment products, services and strategies for more than 60 years. The Company engages in private asset management, estate planning and trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.


Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
CONSOLIDATED AND PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED) FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                           THREE MONTHS ENDED                      FAV (UNFAV)
                                              ------------------------------------------    --------------------------
                                                 ACTUAL       ACTUAL       PRO FORMA (1)           CHANGE FROM
                                              -------------  ---------     -------------    --------------------------
                                              SEPTEMBER 30,   JUNE 30,     SEPTEMBER 30,     JUNE 30,    SEPTEMBER 30,
                                                  2000         2000            1999           2000           1999
                                              -------------  ---------     -------------    ---------    -------------
REVENUES:
Investment advisory and administrative fees     $101,108     $100,580        $ 97,696          0.5%          3.5%
Commissions                                       33,179       33,241          32,921         (0.2%)         0.8%
Interest                                          54,294       56,809          37,601         (4.4%)        44.4%
Principal transactions in securities               1,774        3,698             882        (52.0%)       101.1%
Clearance fees                                     3,193        3,276           2,945         (2.5%)         8.4%
Other income                                       1,782        1,613             683         10.5%        160.9%
                                              -------------  ---------     -------------
      GROSS REVENUES                             195,330      199,217         172,728         (2.0%)        13.1%
Interest expense                                  43,680       47,407          30,570          7.9%        (42.9%)
                                              -------------  ---------     -------------
      NET REVENUES AFTER INTEREST EXPENSE        151,650      151,810         142,158         (0.1%)         6.7%
                                              -------------  ---------     -------------
OPERATING EXPENSES:

Employee compensation and benefits                59,228       61,307          56,193          3.4%         (5.4%)
Information technology                             5,503        6,005           4,885          8.4%        (12.7%)
Rent and occupancy                                 4,523        4,454           4,654         (1.5%)         2.8%
Brokerage, clearing and exchange fees              2,446        2,202           2,636        (11.1%)         7.2%
Advertising and sales promotion                    1,311        1,202             755         (9.1%)       (73.6%)
Distribution and fund administration               5,343        4,448           4,599        (20.1%)       (16.2%)
Professional fees                                  2,774        2,819           1,903          1.6%        (45.8%)
Depreciation and amortization                      2,907        2,060           2,940        (41.1%)         1.1%
Other expenses                                     5,637        5,709           6,290          1.3%         10.4%
                                              -------------  ---------     -------------
      TOTAL OPERATING EXPENSES                    89,672       90,206          84,855          0.6%         (5.7%)
                                              -------------  ---------     -------------
      NET INCOME BEFORE TAXES                     61,978       61,604          57,303          0.6%          8.2%
Provision for income taxes                        26,713       22,899(2)       24,812        (16.7%)        (7.7%)
                                              -------------  ---------     -------------
      NET INCOME                                $ 35,265     $ 38,705        $ 32,491         (8.9%)         8.5%
                                              =============  =========     =============
NET INCOME PER COMMON SHARE

      Net income per share - Basic              $   0.72     $   0.79        $   0.65
                                              =============  =========     =============
      Net income per share - Diluted            $   0.71     $   0.78        $   0.65
                                              =============  =========     =============
        Weighted average common shares
            outstanding - Basic                   48,945       49,174          50,022
                                              =============  =========     =============
        Weighted average common shares
            outstanding - Diluted                 49,695       49,473          50,022
                                              =============  =========     =============


Notes:

(1) Given the firm's conversion from partnership to corporation in the fourth quarter of 1999, management believes that the best measure by which to assess the firm's performance in 1999 is operating results on a pro forma basis, as if the IPO, reorganization and related transactions had taken place at the beginning of 1999.

      The Pro Forma Condensed Statement of Income gives effect to the following items:
      - Adjustment to reflect decrease in interest expense due to the repayment of short term borrowings and a portion of the subordinated note from net proceeds of the IPO and increase in interest expense due to refinancing the balance of the subordinated note.
      -     Adjustment to reflect compensation expense paid in corporate form.
      - Adjustment to reflect provision for income taxes in corporate form and reverse actual unincorporated business tax and state and local taxes.

(2) Provision for income taxes for the three months ended June 30, 2000, reflects a financial statement tax benefit of $3,653 related to the change in the price of the Company's stock in connection with the Company's Employee Defined Contribution Incentive Plan. In accordance with newly issued accounting interpretations, the three months ended June 30, 2000 was the last quarter that this benefit will be adjusted for unvested shares.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
CONSOLIDATED AND PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED) FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     NINE MONTHS ENDED         FAV (UNFAV)
                                              -----------------------------   -------------
                                                  ACTUAL      PRO FORMA(1)    CHANGE FROM
                                              -------------   -------------   -------------
                                              SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                  2000            1999             1999
                                              -------------   -------------   -------------
REVENUES:
Investment advisory and administrative fees     $298,639        $286,867          4.1%
Commissions                                      106,248         107,169         (0.9%)
Interest                                         162,128         114,340         41.8%
Principal transactions in securities              10,548           5,998         75.9%
Clearance fees                                    10,091           8,159         23.7%
Other income                                       4,233           3,536         19.7%
                                              -------------   -------------
      GROSS REVENUES                             591,887         526,069         12.5%
Interest expense                                 133,015          93,438        (42.4%)
                                              -------------   -------------
      NET REVENUES AFTER INTEREST EXPENSE        458,872         432,631          6.1%
                                              -------------   -------------
OPERATING EXPENSES:
Employee compensation and benefits               186,468         171,769         (8.6%)
Information technology                            16,729          13,832        (20.9%)
Rent and occupancy                                13,141          11,211        (17.2%)
Brokerage, clearing and exchange fees              7,491           7,813          4.1%
Advertising and sales promotion                    4,965           6,878         27.8%
Distribution and fund administration              14,183          14,885          4.7%
Professional fees                                  7,870           6,837        (15.1%)
Depreciation and amortization                      7,427           7,831          5.2%
Other expenses                                    16,798          15,175        (10.7%)
                                              -------------   -------------
      TOTAL OPERATING EXPENSES                   275,072         256,231         (7.4%)
                                              -------------   -------------
      NET INCOME BEFORE TAXES                    183,800         176,400          4.2%
Provision for income taxes                        69,589(2)       76,381          8.9%
                                              -------------   -------------
      NET INCOME                                $114,211        $100,019         14.2%
                                              =============   =============
NET INCOME PER COMMON SHARE
      Net income per share - Basic              $   2.32        $   2.00
                                              =============   =============
      Net income per share - Diluted            $   2.31        $   2.00
                                              =============   =============
        Weighted average common shares
            outstanding - Basic                   49,197          50,022
                                              =============   =============
        Weighted average common shares
            outstanding - Diluted                 49,548          50,022
                                              =============   =============


Notes:

(1) Given the firm's conversion from partnership to corporation in the fourth quarter of 1999, management believes that the best measure by which to assess the firm's performance in 1999 is operating results on a pro forma basis, as if the IPO, reorganization and related transactions had taken place at the beginning of 1999.

      The Pro Forma Condensed Statement of Income gives effect to the following items:
      - Adjustment to reflect decrease in interest expense due to the repayment of short term borrowings and a portion of the subordinated note from net proceeds of the IPO and increase in interest expense due to refinancing the balance of the subordinated note.
      -     Adjustment to reflect compensation expense paid in corporate form.
      - Adjustment to reflect provision for income taxes in corporate form and reverse actual unincorporated business tax and state and local taxes.

(2) Provision for income taxes for the nine months ended September 30, 2000, reflects a financial statement tax benefit of $9,750, related to the change in the price of the Company's stock in connection with the Company's Employee Defined Contribution Incentive Plan. In accordance with newly issued accounting interpretations, the six months ended June 30, 2000 was the last period that this benefit will be adjusted for unvested shares.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
SELECTED SEGMENT DATA (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT FOR ASSETS UNDER MANAGEMENT)

                                                            THREE MONTHS ENDED                      FAV (UNFAV)
                                               -------------------------------------------   ------------------------
                                                  ACTUAL        ACTUAL        PRO FORMA             CHANGE FROM
                                               -------------   ---------     -------------   --------   -------------
                                               SEPTEMBER 30,    JUNE 30,     SEPTEMBER 30,    JUNE 30,  SEPTEMBER 30,
                                                   2000           2000           1999          2000         1999
                                               -------------   ---------     -------------   --------   -------------
PRIVATE ASSET MANAGEMENT
------------------------

NET REVENUES AFTER INTEREST EXPENSE             $  68,745      $  72,002      $  65,271        (4.5%)       5.3%

NET INCOME BEFORE TAXES                         $  32,802      $  34,821      $  31,592        (5.8%)       3.8%


ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)        $  22,286      $  21,796      $  19,614         2.2%       13.6%

MARKET FLOWS (IN MILLIONS)(1)
    Net additions (withdrawals)                 $    (161)     $     196      $     137
    Market appreciation (depreciation)                651           (613)        (1,356)
                                               -------------   ---------     ------------
    Total increase (decrease)                   $     490      $    (417)     $  (1,219)
                                               =============   =========     ============


MUTUAL FUND & INSTITUTIONAL
---------------------------

NET REVENUES AFTER INTEREST EXPENSE             $  59,448      $  54,589      $  59,559         8.9%       (0.2%)

NET INCOME BEFORE TAXES                         $  22,160      $  18,459      $  22,537        20.0%       (1.7%)

ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)(2)     $  34,214      $  32,610      $  31,842         4.9%        7.4%

MARKET FLOWS (IN MILLIONS)(1)(2)
    Net additions (withdrawals)                 $     224      $    (209)     $    (995)
    Market appreciation (depreciation)              1,380           (438)        (3,094)
                                               -------------   ---------     ------------
    Total increase (decrease)                   $   1,604      $    (647)     $  (4,089)
                                               =============   =========     ============

PROFESSIONAL SECURITIES SERVICES
--------------------------------

NET REVENUES AFTER INTEREST EXPENSE             $  23,457      $  25,219      $  17,328        (7.0%)      35.4%

NET INCOME BEFORE TAXES                         $   7,016      $   8,324      $   3,174       (15.7%)     121.0%


TOTAL
-----

NET REVENUES AFTER INTEREST EXPENSE             $ 151,650      $ 151,810      $ 142,158        (0.1%)       6.7%

NET INCOME BEFORE TAXES                         $  61,978      $  61,604      $  57,303         0.6%        8.2%

ASSETS UNDER MANAGEMENT (IN MILLIONS)           $  56,500      $  54,406      $  51,456         3.8%        9.8%

MARKET FLOWS (IN MILLIONS)
    Net additions (withdrawals)                 $      63      $     (13)     $    (858)
    Market appreciation (depreciation)              2,031         (1,051)        (4,450)
                                               -------------   ---------     ------------
    Total increase (decrease)                   $   2,094      $  (1,064)     $  (5,308)
                                               =============   =========     ============


NOTE 1: Segment assets under management and related market flows for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NOTE 2: As of September 30, 2000, Mutual Fund & Institutional includes $95 million of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, an increase of $19 million from the prior quarter.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
SELECTED SEGMENT DATA (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT FOR ASSETS UNDER MANAGEMENT)



                                                    NINE MONTHS ENDED         FAV (UNFAV)
                                               ----------------------------  -------------
                                                  ACTUAL        PRO FORMA    CHANGE FROM
                                               -------------  -------------  -------------
                                               SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                  2000            1999          1999
                                               -------------  -------------  -------------
PRIVATE ASSET MANAGEMENT
------------------------

NET REVENUES AFTER INTEREST EXPENSE             $ 214,286      $ 194,398        10.2%

NET INCOME BEFORE TAXES                         $ 103,796      $  96,742         7.3%


ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)        $  22,286      $  19,614        13.6%

MARKET FLOWS (IN MILLIONS)(1)
    Net additions (withdrawals)                 $      72      $     353
    Market appreciation (depreciation)                676            995
                                               -------------  -------------
    Total increase (decrease)                   $     748      $   1,348
                                               =============  =============


MUTUAL FUND & INSTITUTIONAL
---------------------------

NET REVENUES AFTER INTEREST EXPENSE             $ 169,791      $ 179,781        (5.6%)

NET INCOME BEFORE TAXES                         $  57,123      $  67,041       (14.8%)

ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)(2)     $  34,214      $  31,842         7.4%

MARKET FLOWS (IN MILLIONS)(1)
    Net additions (withdrawals)                 $  (1,180)     $  (5,533)
    Market appreciation (depreciation)              2,533             54
                                               -------------  -------------
    Total increase (decrease)                   $   1,353      $  (5,479)
                                               =============  =============

PROFESSIONAL SECURITIES SERVICES
--------------------------------

NET REVENUES AFTER INTEREST EXPENSE             $  74,795      $  58,452        28.0%

NET INCOME BEFORE TAXES                         $  22,881      $  12,617        81.4%

TOTAL
-----

NET REVENUES AFTER INTEREST EXPENSE             $ 458,872      $ 432,631         6.1%

NET INCOME BEFORE TAXES                         $ 183,800      $ 176,400         4.2%


ASSETS UNDER MANAGEMENT (IN MILLIONS)           $  56,500      $  51,456         9.8%

MARKET FLOWS (IN MILLIONS)
    Net additions (withdrawals)                 $  (1,108)     $  (5,180)
    Market appreciation (depreciation)              3,209          1,049
                                               -------------  -------------
    Total increase (decrease)                   $   2,101      $  (4,131)
                                               =============  =============

NOTE 1: Segment assets under management and related market flows for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NOTE 2: As of September 30, 2000, Mutual Fund & Institutional includes $95 million of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds.